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                                                                   EXHIBIT 10.44


                                     LEASE

     This LEASE made October 19, 2000 by and between White Knight Realty Trust, duly authorized under the laws of the Commonwealth of Massachusetts, with an address of: c/o Prime Properties, Inc., P.O. Box 341, Chelmsford, MA 01824 (hereinafter "Landlord"), and Merrimack Services Corporation, a Delaware corporation with offices at 730 Milford Road, Merrimack, New Hampshire 03054 (hereinafter "Tenant").

     WHEREAS, Landlord owns a certain building in Amherst, New Hampshire; and

     WHEREAS, Tenant desires to lease certain space in said building (the "Premises"),

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. PREMISES. Landlord agrees to lease to Tenant the Premises, comprising an area of 16,000 square feet, more or less, located at 7 Route 101A, Amherst, New Hampshire. Tenant may sublease the Premises, or portions thereof, to its affiliated corporations provided it remains liable to Landlord for the rent.

2. TERM. The term of this Lease shall be twelve (12) months, commencing upon completion of the fix-up work (see Schedule "A") by Landlord and delivery of a minimum of 12,000 square feet (floor 1, east and west and floor 2, east) of the Premises to Tenant, which shall be evidenced in writing and be no later than November 3, 2000. Delivery of the final 4,000 square feet (floor 2, west) shall be no later than November 10, 2000, with all rent to be pro-rated according to said delivery dates.

3. OPTION. Landlord hereby grants to Tenant two (2) additional one-year extensions to this Lease, at Tenant's sole option. Tenant may exercise said options by providing Landlord with written notice of its intent to exercise the options no later than one hundred twenty (120) days before the termination of the Lease or any subsequent extension. Notwithstanding the foregoing, Tenant shall not have the option to extend said Lease if Tenant is in default of any terms of said Lease.
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4. RENT.

     (a) Tenant shall pay rent to Landlord at a rate of $12.50 per square foot per annum, or $200,000.00 per annum, paid in 12 equal monthly installments of $16,666.66 on the 10th day of each month during term of this Lease.

     (b) During the first option term, if exercised, Tenant shall pay rent to Landlord at a rate of $15.45 per square foot per annum, or $247,200.00 per annum, paid in 12 equal monthly installments of $20,600.00 on the 10th day of each month during term of this Lease.

     (c) During the second option term, if exercised, Tenant shall pay rent to Landlord at a rate of $15.90 per square foot per annum, or 254,400.00 per annum, paid in 12 equal monthly installments of $21,200.00 on the 10th day of each month during term of this Lease.

     (d) If any installment of rent is not paid in full within ten (10) days of written notice of its due date, in addition to any other rights or remedies of the Landlord arising by reason of such default, there shall be paid to Landlord by Tenant, upon demand, a sum equal to ten percent (10%) of the unpaid portion of such installment as a penalty charge for late payment.

5. DEPOSIT. A deposit consisting of an amount equal to two (2) month's rent shall be paid commensurate with the payment of the first monthly rental payment. An amount equal to one month's rent shall be held by Landlord as security, and shall be returned to Tenant at the end of the term subject to all terms and conditions of this lease are met. An amount equal to one month's rent shall be applied towards the last month's rent, with any balance due hereunder, payable immediately by Tenant to Landlord.

6. OPERATIONS. The parties agree that each shall furnish and pay for the cost of operations as indicated below:

                                                             To be furnished by:

(a) Utilities (electricity, heat, water, sewer, phone).      Tenant

(b) Trash removal.                                           Tenant

(c) Replacement of bulbs and fluorescent tubes.              Tenant

(d) Exterior window washing (annually).                      Landlord

(e) Replacement of broken glass.                             Landlord

(f) Janitorial and cleaning services.                        Tenant

(g) All maintenance and repairs to the Premises including
    HVAC and elevator (except as in "h").                    Landlord

(h) HVAC maintenance, limited to filter changes,
    cleaning and lubrication of units.                       Tenant

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(i) Common area costs, including clearing and removal
    of ice and snow from walkways, parking lot area and
    roof when necessary for safety, sanding, and grounds
    maintenance.                                             Landlord

(j) Structural integrity of the roof and buildings and
    replacement of any part of the HVAC system when
    necessary.                                               Landlord

(k) Parking lot maintenance, including asphalt sealing and
    repair and re-striping.                                  Landlord

(l) Maintenance and repair of fuel storage tanks including
    any underground fuel storage tanks.                      Landlord

7.  INSURANCE.

    (a) Landlord shall maintain all-risk property insurance on the Premises in at least the amount of the replacement value of the Premises. Landlord shall also maintain combined bodily injury and property damage insurance on said property in an amount not less than Five Hundred Thousand Dollars ($500,000.00) and One Million Dollars ($1,000,000.00) in aggregate. Insurance policies shall be issued by financially responsible insurers authorized to do business in the State of New Hampshire.

    (b) Tenant shall maintain liability insurance on its business and operations on the Premises, in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) per incident and One Million Dollars ($1,000,000.00) in aggregate. lnsurance policies shall be issued by financially responsible insurers authorized to do business in the State of New Hampshire.

    (c) Each party shall provide the other party of evidence of insurance upon execution of this Lease and thereafter upon request.

8. TAX. Landlord shall pay all real estate taxes when due. In the event Landlord fails to pay any such tax or related charges when due, Tenant shall have the option to pay such tax and related charges and deduct said amounts from its rent payments.

9. LANDLORD'S REMEDIES. Landlord may deem Tenant to be in breach of this Lease following any of the following events, upon written notice to Landlord:

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     (a) If Tenant fails to pay rent or other charges and assessments when due and payable under this Lease within ten (10) days following written notice of failure to pay;

     (b) If Tenant fails to commence to cure any other violation of its covenants within twenty (20) days following written notice thereof or, having commenced to cure, fails to conclude such cure with reasonable diligence; and

     (c) Upon the adjudication of Tenant as a bankrupt or the appointment of a receiver of its property.

     (d) In the event of Tenant's default of its obligations under this Lease, Landlord shall be entitled to recoup its costs of collection, including reasonable attorneys' fees.

10. UNTENANTABILITY. If the Premises, or any portion thereof, are made untenanable by fire, the elements, or other casualty, rent for the leased Premises, or affected portion thereof, shall abate from the date of such casualty until its restoration to tenantability. Landlord shall restore the Premises with all reasonable speed and, if Landlord does not restore the Premises or the affected portion thereof to tenantability within one hundred twenty (120) days, Tenant may terminate this Lease. If the Premises are more than fifty percent (50%) destroyed by such casualty, either Landlord or Tenant may terminate this Lease unless Landlord is able to rebuild and restore the premises within one hundred twenty (120) days of such casualty. Rent shall abate during such period of untenantability.

11. INSPECTION. Landlord shall have the right upon reasonable notice to enter the premises during normal business hours for reasonable inspections and, in addition, shall have the right to show the Premises to prospective tenants during the last 120 days of the term, provided the Landlord and its guests are accompanied by Tenant.

12. LANDLORD'S IMPROVEMENTS.

    (a) Landlord shall have the right at its own expense to re-landscape and make cosmetic changes to the exterior of the building during the term of the Lease. Any such work will be coordinated with Tenant so that business operations of the Tenant will not be disturbed and security of the facility is not compromised.

    (b) Landlord may at its own expense place a "for lease" sign on the property if the Tenant does not exercise the option to extend this Lease.

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    (c) Upon execution of this Lease, and receipt of $20,000.00, Landlord shall promptly perform the fix-up work set forth in detail on the attached Schedule "A." Upon completion of said fix-up work, Tenant shall pay to Landlord the sum of $22,500 as advance additional rent.

13. SIGNS. Landlord must approve in advance of installation any signs, lettering or plaques that Tenant desires to affix to the building, doors, windows, or any exterior part of the Premises. Such approval shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may illuminate and replace the face of the existing pylon sign with new graphics and lettering consistent with Tenant's business needs. Tenant shall return existing pylon sign to its original condition at commencement of Lease, upon vacating leased premises.

14. TENANT'S ALTERATIONS AND IMPROVEMENTS. Except for the fix-up work described herein, Tenant shall not make any alterations or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

15. PARKING.

    (a) Landlord shall provide on the Premises eighty-seven (87) parking spaces for Tenant and its employees and guests.

    (b) Landlord shall use best and reasonable efforts to secure additional parking to accommodate a total of 93 vehicles, via supplemental striping of existing lot and via continued negotiation/agreement with abutting properties.

16. EFFECT OF TERMINATION. Upon termination of this Lease, or any extension thereof, any and all improvements, alterations or modifications that are affixed to the real estate, and normally considered to be part of the real estate, shall become the property of the Landlord. This includes, but is not limited to, ceilings, flooring, carpeting, shelving (which is affixed to the real estate), partitions, walls, wall coverings and the like. Upon termination of this Lease, Tenant may remove its own personal property not considered fixtures, such as Venetian blinds, curtains, office equipment, business machines, trade fixtures, signs and the like.

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17. CONDEMNATION. If the leased Premises, or any significant portion thereof, are taken by eminent domain, or condemned for public use, this Lease may be terminated upon written notice by either Landlord or Tenant, and any and all awards for such taking shall be the exclusive property of the Landlord; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business or depreciation or, damage to, or cost of removal of, or the value of stock and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

18. SUCCESSORS AND ASSIGNS. This Lease is binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Lease may be assigned by Tenant to its parent, subsidiary, or sister corporations, provided that Tenant shall remain obligated to make all payments required hereunder.

19. ENTIRE AGREEMENT. This Lease embodies the entire agreement between the parties, and there are no promises, terms, conditions or obligations referring to the subject matter herein other than those contained herein. There may be no modification of this Lease except in writing, executed by both Landlord and Tenant with the same formalities as this Lease.

20. GOVERNING LAW. This Lease shall be construed under the laws of the State of New Hampshire.

Agreed:

White Knight Realty Trust                        Merrimack Services Corporation


By:                                              By: /s/ Wayne L. Wilson
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/s/ Leo Forcier                                  10/19/00
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Leo Forcier, Trustee                             Wayne Wilson, President -
                                                 duly authorized

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